EXHIBIT (8)(c)(3)

AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

(CREDIT SUISSE)

AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

The Participation Agreement, dated as of August 11, 1998, by and among CREDIT SUISSE TRUST (formerly Credit Suisse Warburg Pincus Trust), CREDIT SUISSE ASSET MANAGEMENT, LLC (formerly known as Warburg Pincus Asset Management, Inc.), CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC. (formerly known as Counsellors Securities, Inc.) and Transamerica Financial Life Insurance Company (formerly, AUSA LIFE INSURANCE COMPANY, INC.), and restated as of June 10, 1999 (as restated, “the Agreement”), is hereby amended as follows.

1. Amendment to Schedule 1. Schedule 1 to the Agreement is amended hereby to read in its entirety as follows:

Schedule 1

The following separate accounts of Transamerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

        TFLIC Separate Account C, established November 4, 1994

TFLIC Separate Account VNY, established December 14, 2004

2. Ratification and Confirmation of the Agreement. Except as expressly amended hereby, all representations, warranties, covenants, terms and conditions of the Agreement are ratified and affirmed in all respects and that the Agreement, as amended hereby, shall remain in full force and effect. All defined terms will have the same meanings as ascribed to them in the Agreement, unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2005.

CREDIT SUISSE TRUST		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ J. Kevin Gao	By:	/s/ Priscilla I. Hechler
Name:	J. Kevin Gao	Name:	Priscilla I. Hechler
Title:	Vice President and Secretary	Title:	Assistant Vice President and
Assistant Secretary

CREDIT SUISSE ASSET MANAGEMENT, LLC		CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By:	/s/ Steve Plump	By:	/s/ Steve Plump
Name:	Steve Plump	Name:	Steve Plump
Title:	Managing Director	Title:	President